EXHIBIT 99.2

GTx, Inc.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On September 28, 2012, GTx, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Strakan International S.à r.l. , an affiliate of ProStrakan Group plc (the “Purchaser”), pursuant to which the Company agreed to transfer, sell and assign to the Purchaser all of the Company’s rights to the metastatic breast cancer product, FARESTON®, and certain assets related thereto (collectively, the “FARESTON® Assets”). Effective as of September 30, 2012, the Company completed the sale of the FARESTON® Assets pursuant to the Purchase Agreement for a total cash purchase price of approximately $21.67 million, including payment for purchased inventory. The Company estimates that it will realize net proceeds of approximately $19.0 million after expenses related to the sale of the FARESTON® Assets (such sale, the “Disposition”).

The following unaudited pro forma financial information is presented to illustrate the effect of the Disposition on its historical financial position and operating results. The unaudited pro forma balance sheet as of June 30, 2012 is based on the historical balance sheet of the Company as of June 30, 2012 after giving effect to the Disposition as if the Disposition had occurred on June 30, 2012. The unaudited pro forma statements of operations for the six months ended June 30, 2012 and 2011 and the years ended December 31, 2011, 2010, and 2009 are based on the historical statements of operations of the Company after giving effect to the Disposition as if the Disposition had occurred on January 1, 2009. The unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s 2011 Annual Report on Form 10-K, filed with the SEC on March 2, 2012 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 8, 2012.

The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma financial information is presented for illustration purposes only, in accordance with the adjustments and estimates set forth below, and are not necessarily indicative of the results that might have occurred had the Disposition taken place on June 30, 2012 for balance sheet purposes, or on January 1, 2009 for statement of operations purposes, and are not necessarily indicative of future operating results or financial position of the Company. Actual amounts could differ materially from these estimates. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma financial information.

GTx, Inc.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2012

(in thousands, except share data)

	As Reported	Pro Forma		Pro Forma
	June 30, 2012	Adjustments		June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$47,319	$21,671	(a)	$68,990
Short-term investments	8,610	—		8,610
Accounts receivable, net	908	—		908
Inventory	105	(105	)(b)	—
Prepaid expenses and other current assets	1,223	—		1,223

Total current assets	58,165	21,566		79,731
Property and equipment, net	779	—		779
Intangible and other assets, net	201	—		201

Total assets	$59,145	$21,566		$80,711

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,462	$—		$1,462
Accrued expenses and other current liabilities	5,732	2,800	(b)	8,532

Total current liabilities	7,194	2,800		9,994
Other long-term liabilities	262	—		262
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 120,000,000 shares authorized at both June 30, 2012 and December 31, 2011; 62,809,673 and 62,790,223 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	63	—		63

Additional paid-in capital	459,261	—		459,261
Accumulated deficit	(407,635)	18,766	(b)	(388,869)

Total stockholders’ equity	51,689	18,766		70,455

Total liabilities and stockholders’ equity	$59,145	$21,566		$80,711

See accompanying notes to the unaudited pro forma financial statements.

GTx, Inc.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(in thousands, except share and per share data)

	As Reported			Pro Forma
	Six Months Ended	Pro Forma		Six Months Ended
	June 30, 2012	Adjustments		June 30, 2012
Revenues:
Product sales, net	$3,468	$(3,468	)(c)	$—
Collaboration revenue	—	—		—

Total revenues	3,468	(3,468)		—
Costs and expenses:
Cost of product sales	519	(519	)(c)	—
Research and development expenses	19,072	—		19,072
General and administrative expenses	5,399	(410	)(c)	4,989

Total costs and expenses	24,990	(929)		24,061

Loss from operations	(21,522)	(2,539)		(24,061)
Other income, net	61	—		61

Net loss	$(21,461)	$(2,539)		$(24,000)

Net loss per share:
Basic and diluted	$(0.34)			$(0.38)

Weighted average shares used in computing net loss per share:
Basic and diluted	62,801,835			62,801,835

See accompanying notes to the unaudited pro forma financial statements.

GTx, Inc.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(in thousands, except share and per share data)

	As Reported			Pro Forma
	Six Months Ended	Pro Forma		Six Months Ended
	June 30, 2011	Adjustments		June 30, 2011
Revenues:
Product sales, net	$2,874	$(2,874	)(c)	$—
Collaboration revenue	8,066	—		8,066

Total revenues	10,940	(2,874)		8,066
Costs and expenses:
Cost of product sales	469	(469	)(c)	—
Research and development expenses	14,894	—		14,894
General and administrative expenses	9,154	(2,976	)(c)	6,178

Total costs and expenses	24,517	(3,445)		21,072

Loss from operations	(13,577)	571		(13,006)
Other income, net	309	—		309

Net loss	$(13,268)	$571		$(12,697)

Net loss per share:
Basic and diluted	$(0.26)			$(0.24)

Weighted average shares used in computing net loss per share:
Basic and diluted	51,844,616			51,844,616

See accompanying notes to the unaudited pro forma financial statements.

GTx, Inc.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands, except share and per share data)

	As Reported			Pro Forma
	Year Ended	Pro Forma		Year Ended
	December 31, 2011	Adjustments		December 31, 2011
Revenues:
Product sales, net	$6,673	$(6,673	)(c)	$—
Collaboration revenue	8,066	—		8,066

Total revenues	14,739	(6,673)		8,066
Costs and expenses:
Cost of product sales	1,055	(1,055	)(c)	—
Research and development expenses	31,938	—		31,938
General and administrative expenses	15,438	(3,411	)(c)	12,027

Total costs and expenses	48,431	(4,466)		43,965

(Loss) income from operations	(33,692)	(2,207)		(35,899)
Other income, net	398	—		398

Net (loss) income	$(33,294)	$(2,207)		$(35,501)

Net (loss) income per share:
Basic and diluted	$(0.58)			$(0.62)

Weighted average shares used in computing net (loss) income per share:
Basic and diluted	57,359,466			57,359,466

See accompanying notes to the unaudited pro forma financial statements.

GTx, Inc.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(in thousands, except share and per share data)

	As Reported			Pro Forma
	Year Ended	Pro Forma		Year Ended
	December 31, 2010	Adjustments		December 31, 2010
Revenues:
Product sales, net	$3,827	$(3,827	)(c)	$—
Collaboration revenue	56,786	—		56,786

Total revenues	60,613	(3,827)		56,786
Costs and expenses:
Cost of product sales	768	(768	)(c)	—
Research and development expenses	28,495	—		28,495
General and administrative expenses	17,419	(4,225	)(c)	13,194

Total costs and expenses	46,682	(4,993)		41,689

(Loss) income from operations	13,931	1,166		15,097
Other income, net	1,363	—		1,363

Net (loss) income	$15,294	$1,166		$16,460

Net (loss) income per share:
Basic and diluted	$0.39			$0.42

Weighted average shares used in computing net (loss) income per share:
Basic and diluted	38,874,721			38,874,721

See accompanying notes to the unaudited pro forma financial statements.

GTx, Inc.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(in thousands, except share and per share data)

	As Reported			Pro Forma
	Year Ended	Pro Forma		Year Ended
	December 31, 2009	Adjustments		December 31, 2009
Revenues:
Product sales, net	$3,289	$(3,289	)(c)	$—
Collaboration revenue	11,441	—		11,441

Total revenues	14,730	(3,289)		11,441
Costs and expenses:
Cost of product sales	1,290	(1,290	)(c)	—
Research and development expenses	32,344	—		32,344
General and administrative expenses	27,778	(613	)(c)	27,165

Total costs and expenses	61,412	(1,903)		59,509

(Loss) income from operations	(46,682)	(1,386)		(48,068)
Other income, net	188	—		188

(Loss) income before income taxes	(46,494)	(1,386)		(47,880)
Income tax benefit	238	—		238

Net (loss) income	$(46,256)	$(1,386)		$(47,642)

Net (loss) income per share:
Basic and diluted	$(1.27)			$(1.31)

Weighted average shares used in computing net (loss) income per share:
Basic and diluted	36,415,379			36,415,379

See accompanying notes to the unaudited pro forma financial statements.

GTx, Inc.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the impact on the Company’s balance sheet as if the Disposition had occurred on June 30, 2012 and to reflect the impact on the Company’s statements of operations as if Disposition had occurred on January 1, 2009. The pro forma adjustments included in the unaudited pro forma financial statements are as follows:

(a)	To reflect the cash proceeds from the sale of the FARESTON® Assets, including purchased product inventory.

(b)	To reflect the impact of the Disposition on specified balance sheet items as if the Disposition had occurred on June 30, 2012. This includes the sale of product inventory and recognition of liabilities that are expected to be paid within 30 days of the Disposition.

(c)	To reflect the impact of the Disposition on the Company’s operating results as if the Disposition had occurred on January 1, 2009.